Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-291423) on Form S-1 of our report dated June 15, 2026, with respect to the consolidated financial statements of Terra Innovatum Global N.V.

/s/ KPMG Accountants N.V.

Amstelveen, The Netherlands

June 15, 2026